Exhibit 32.1

CERTIFICATIONS

In connection with the Quarterly Report of Exponent, Inc. (the “Company”) on Form 10-Q for the fiscal period ending July 4, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael R. Gaulke, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 12, 2003

/s/ MICHAEL R. GAULKE
Michael R. Gaulke President and Chief Executive Officer

In connection with the Quarterly Report of Exponent, Inc. (the “Company”) on Form 10-Q for the fiscal period ending July 4, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard L. Schlenker, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 12, 2003

/s/ RICHARD L. SCHLENKER
Richard L. Schlenker Chief Financial Officer